UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2015

Par Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 11, 2015, Par Petroleum Corporation (the “Company”) posted certain market indicators on the Company’s website www.par-petro.com. These market indicators include the 4-1-2-1 Mid Pacific Crack Spread, which is calculated using a ratio of 80% Singapore and 20% San Francisco indices, and the Mid Pacific Crude Differential which is the weighted average differentials, excluding shipping costs, of a blend of crude oils with an API of 31.98 and sulphur wt% of 0.65% which is indicative of our typical crude oil mix quality. The Company expects to post updates to these market indicators as they become available, which may occur as frequently as weekly. The Company may elect to discontinue this disclosure at any time without prior notice.
Crude oil pricing and refined product pricing used in calculating the market indicators are subject to change without prior notice, and the Company undertakes no obligation to update such information. While the Company will attempt in good faith to verify that posted market indicators are accurate, it will not be responsible for typographical errors or technical inaccuracies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Par Petroleum Corporation

Dated: May 11, 2015	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary